[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10).

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.2

Exclusive Agreement

EXCLUSIVE (EQUITY) AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Annexon Inc. (“Annexon”), a corpor ation having a principal place of business at P.O. Box 610098 Redwood City California, USA 94061 is effective on the 21 day of Nov, 2011 (“Effective Date”).

1	BACKGROUND

Stanford has assignments of inventions that describe a [***]. They are entitled [***] and [***] were invented in the laboratory of [***], and are described in Stanford Docket [***] and [***], respectively. The inventions were made in the course of research supported by the [***]. Stanford wants to have the inventions perfected and marketed as soon as possible so that resulting products may be available for public use and benefit.

2	DEFINITIONS

2.1

“Affiliates” means any person, corporation, or other business entity which controls, is controlled by, or is under common control with Annexon. For this purpose, “control” of a corporation means the direct or indirect ownership of more than 50% of its voting stock, and “control” of any other business entity means the direct or indirect ownership of greater than 50% interest in the income of such entity.

2.2	“Continuations-In-Part” means all continuation-in-part patent applications to the extent that

A)

they cover technologies related to technologies disclosed in and supported by U.S. Serial No. [***] U.S. Serial No. [***] and any patentable subject matter described in Stanford Docket [***] or [***] as updated through to the Effective Date; and

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B)	Stanford and Annexon agree to file.

2.3	“Exclusive” means that, subject to Articles 3 and 5, Stanford will not grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory.

2.4	“Fully Diluted Basis” means the total number of shares of Annexon’s issued and outstanding common stock, assuming:

(A)	the conversion of all issued and outstanding securities convertible into common stock;

(B)	the exercise of all issued and outstanding warrants or options, regardless of whether then exercisable; and

(C)	the issuance, grant, and exercise of all securities reserved for issuance pursuant to any Annexon stock or stock option plan then in effect.

2.5

“Licensed Field of Use” means the prevention, diagnosis, companion diagnostics, treatment or control of any human or animal disease, disorder or condition, including the provision of any services or products to third parties for research or development of the foregoing.

2.6

“Licensed Patent” means Stanford’s U.S. Serial No. [***] filed [***], U. S. Serial No. [***] filed [***], including any provisional applications, conversion applications, U.S. and foreign patent applications including any divisionals, Continuations-In-Part, continuations or reexaminations, and including any U.S. and foreign patents (including inventors’ certificates) granted from any of the above patent applications, reexamination and reissues of the granted patents, and extensions of the granted patents. Notwithstanding the above, any post filing data owned by Stanford from the [***] and for which Stanford does not have any prior and conflicting contractual obligations, that to the best judgment of the patent attorney/agent prosecuting the application, and with can be entered into the application record as a declaration in support of an existing claim, will also be considered part of the Licensed Patent.

2.7	“Licensed Product” means a product the making, using, importing or selling of which infringes a Valid Claim in the country in which it is sold, used or made.

2.8	“Licensed Territory” means the world.

2.9

“Net Sales” means the total amount received by Annexon, its Affiliates or its sublicensees in connection with sales of the Licensed Product, after deduction of all the following to the extent applicable to such sales and are separately billed or documented:

(A)	all trade, cash and quantity credits, discounts, refunds or rebates;

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(B)	allowances or credits for returns;

(C)	import, export, excise and sales taxes (including value-added tax), custom duties and similar governmental charges;

(D)	costs of insurance, packing and shipping;

(E)	reasonable allowance for uncollectible accounts (provided that any such amounts that are actually collected will be included in Net Sales in the quarter in which they are collected); and

(F)	rebates or discounts to social and welfare systems, chargebacks, government mandated discounts and similar types of rebates or discounts (for example, P.P.R.S., Medicaid).

For clarity, a physician, hospital or other healthcare provider who is not an Affiliate and who purchases a Licensed Product from Annexon, its Affiliate or a Sublicensee, shall not be deemed a sublicensee for determining Net Sales (i.e., even if such physician, hospital or healthcare provided is deemed to receive an implied sublicense to practice a method within the Licensed Patents by reason of its purchase of the Licensed Product).

2.10	“Stanford Indemnitees” means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

2.11

“Sublicense” means any agreement between Annexon and a third party that contains a grant to Stanford’s Licensed Patents regardless of the name given to the agreement by the parties; however, an agreement to make, have made, use or sell Licensed Products on behalf of Annexon is not considered a Sublicense. Notwistanding the above, assignment by Annexon to an Affiliate, or in connection with any merger, acquisition, reorganization or transfer of all or substantially all of Annexon’s stock, assets or business to which the Agreement relates is not considered a Sublicense.

2.12

“Sublicense Revenues” means [***] payments received by Annexon for a Sublicense. Sublicense Revenue excludes reimbursement for Annexon’s documented expenditures for research and development of Licensed Products, debt or equity investment, at fair market value, reimbursements of patent and patent related expenses.

For clarity, Sublicense Revenues shall not include amounts paid: (A) as bona fide loans; (B) for supplies of products or materials that are not Licensed Patents; (C) as reimbursements or funding for actual costs incurred or as funding for costs Annexon is obligated to incur in performing obligations under the Sublicense; (D) as dividends or profit distributions resulting from a profit sharing or a similar arrangement; and (E) Net Sales. To the extent Sublicense

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Revenues represent an unallocated combined payment for both a Sublicense of the Licensed Patents as well as other intellectual property, undertakings or subject matter, the Sublicense Revenue from such sublicensing arrangement for calculating payments due to Stanford shall be discussed and agreed upon by Stanford and Annexon. Any disputes as to the calculation of Sublicense Revenue (including inability to agree on the above allocation), or the amount due under Section 4.6 below with respect thereto, shall be determined by arbitration under Article 18 below.

2.13

“Valid Claim” means a) any claim in an issued and unexpired patent included within the Licensed Patent that has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction and which has not been admitted to be invalid or unenforceable through abandonment, reissue, disclaimer or otherwise, or b) a pending claim in a pending Licensed Patent application, provided that if such pending claim does not issue as a valid and enforceable claim within [***] years from its earliest priority date which is [***], such pending claim will cease to be a Valid Claim unless and until actually issued.

3	GRANT

3.1

Grant. Subject to the terms and conditions of this Agreement, Stanford grants Annexon an Exclusive license under the Licensed Patent, with the right to sublicense, to use, make and have made, sell, offer for sale, distribute, market, promote, import and export Licensed Products, and otherwise exploit the Licensed Patents, in the Licensed of Use Field and in the Licensed Territory. The license will expire on a country-by-country basis upon the last to expire of the Licensed Patent.

[***], at his sole discretion, may also provide samples of reagents and disclose, technical protocols and know how, related to or covered under the Licensed Patent provided that Stanford possesses any available quantities of the requested reagents which are not needed for its own research purposes to third parties, including Annexon. If such items are provided to Annexon, Annexon [***]. If needed, Annexon may disclose such items to actual and potential investors and partners, who will keep the information confidential.

3.2	Exclusivity. The license is Exclusive, including the right to sublicense under Article 4, in the Licensed Field of Use until the last Licensed Patent expires.

3.3

Retained Rights. Stanford retains the right, on behalf of itself and all other non-profit academic research institutions, to practice the Licensed Patent for any non-profit purpose, including sponsored research and collaborations. Annexon agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in a Licensed Patent.

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3.4	Specific Exclusion. Stanford does not:

(A)

grant to Annexon any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent;

(B)	commit to Annexon to bring suit against third parties for infringement, except as described in Article 15; and

(C)	agree to furnish to Annexon any technology or technological information or to provide Annexon with any assistance.

4	SUBLICENSING

4.1

Permitted Sublicensing. Annexon may grant and authorize Sublicenses in the Licensed Field of Use [***] and [***]. Sublicenses with any exclusivity must include diligence requirements commensurate with the diligence requirements of Appendix A. Stanford agrees that Annexon may apportion a commercially reasonable percentage of sublicensing payments made to Stanford pursuant to Section 4.6, provided however that Annexon provides Stanford with the proposed apportionment and justification prior Annexon’s payment pursuant to Section 8.1. Stanford and Annexon agree to meet to discuss such proposed apportionment if in Stanford’s opinion the apportionment does not reasonably reflect the value of the Licensed Patents.

4.2

Required Sublicensing. If Annexon is unable, unwilling or has no strategic plans to serve or develop a potential market or market territory for which there is a Annexon willing to be a sublicensee, Annexon will, [***] with any such sublicensee. If Annexon plans to seek approval for an additional indication of a Licensed Product that a potential sublicensee is interested in sublicensing, Annexon is not required to negotiate a sublicense with the interested party. Stanford would like Annexon to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies for the developing world

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4.3	Sublicense Requirements. Any sublicense:

(A)	is subordinate to this Agreement;

(B)

will reflect that any sublicensee will not further sublicense, unless, at its sole discretion, Stanford agrees to this in writing; provided that the sublicensee may further sublicense to an Affiliate and to others in connection with the sublicensee’s development and/or sublicensee’s commercialization of a Licensed Product (for example, in another territory such as Japan), and in each case where the sublicensee remains responsible for actions or inactions of such further sublicensee;

(C)	will prohibit sublicensee from paying royalties to an escrow or other similar account, unless Annexon pays to Stanford for all royalties due hereunder on Net Sales by the sublicensee;

(D)	will expressly include the provisions of Articles 10, 11 and 12 for the benefit of Stanford;

(E)

will include the provisions of Section 4.4 and will survive termination of this Agreement, provided that the sublicensee is required to assume all obligations, including the payment of royalties, specified in this Agreement to the extent such obligations apply to the sublicensee, to Stanford or its designee, if this Agreement is terminated, all as further described in Section 16.3 below. If the sublicensee is a spin-out from Annexon, such spin-out will have an agreement with Annexon that enforces all the Sublicense Requirements including the payment of Stanford’s share of Sublicense royalties

4.4	Litigation by Sublicensee. Any sublicense must include the following clauses with respect to any Licensed Patent sublicensed to the sublicensee:

(A)	In the event sublicensee brings an action seeking to invalidate any such Licensed Patent:

(1)

sublicensee will [***] with respect to such Licensed Patent during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by the sublicensee is both valid and infringed by a Licensed Product, sublicensee will [***] with respect to such Licensed Patent under the original sublicense;

(2)	sublicensee will have no right to recoup by reason of such action any royalties paid before or during the period challenge;

(3)	any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, and the parties agree not to challenge personal jurisdiction in that forum;

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(4)	sublicensee shall not pay royalties into any escrow or other similar account, to the extent prohibited under Section 4.3(C) above.

(B)

Sublicensee will provide written notice to Stanford at least [***] months prior to bringing an action seeking to invalidate a Licensed Patent. Sublicensee will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.

4.5

Copy of Sublicenses. Annexon will submit to Stanford a copy of each Sublicense after it had been executed. Such Sublicense may be redacted to omit confidential information not necessary to establish compliance with this Agreement. Such Sublicense, and all information provided under Section 6.2 or Article 7 below, shall be held in confidence by Stanford and Stanford shall not disclose such agreement or information without Annexon’s consent. Beginning with the first Sublicense, the [***] will certify [***] regarding the name and number of sublicensees.

4.6

Sharing of Sublicensing Income. Annexon will pay Stanford a percentage of the Sublicense Revenues received by Annexon from a sublicensee that is specifically attributable to any sublicense of a Licensed Patent as follows:

(A)	[***] percent ([***]%) of Sublicense Revenues received prior to the [***]; and

(B)	[***] percent ([***]%) of Sublicense Revenues received after [***]. For such purposes, [***].

If Sublicense Revenues are received by Annexon in the form of securities in another entity, Annexon and Stanford will discuss and agree on an appropriate sharing of the securities or equivalent compensation to Stanford.

Payments due pursuant to this Section 4.6 for a milestone under a Sublicense may be offset against any payments due thereafter pursuant to milestones (A) and (B) under Section 7.9. Notwithstanding any of the foregoing, the total of all payments due pursuant to this Section 4.6 from the same sublicensee (or its affiliate) shall not exceed a total of [***] United States Dollars (US$[***]).

4.7	Royalty-Free Sublicenses. If Annexon pays [***] due Stanford from a sublicensee’s Net Sales, Annexon may grant that sublicensee a royalty-free or non-cash:

(A)	sublicense; or

(B)	cross-license.

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5	GOVERNMENT RIGHTS

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. They also impose the obligation that Licensed Product sold or produced in the United States be “manufactured substantially in the United States.” Annexon will ensure all obligations of these provisions are met.

6	DILIGENCE

6.1

Milestones. Because the invention is not yet commercially viable as of the Effective Date, Annexon will use diligent efforts to develop, manufacture, and sell Licensed Product and to develop markets for Licensed Product. In addition, Annexon will meet the milestones shown in Appendix A, and notify Stanford in writing as each milestone is met. Any efforts of a sublicensee will be deemed efforts of Annexon for purposes of satisfying its obligations under this Section 6.1 and Appendix A, except for milestone (e) listed in Appendix A.

6.2

Progress Report. By March 1 of each year, Annexon will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by Annexon toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: Annexon’s progress toward commercialization of Licensed Product, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, expected timelines for introduction of Licensed Product, and significant corporate transactions involving Licensed Product. Stanford will keep the Progress Report confidential and will not use it except for the purpose described in this section 6.2.

6.3	Clinical Trial Notice. Annexon will notify Stanford prior to commencing any clinical trials at Stanford.

7	ROYALTIES

7.1	Issue Royalty. Annexon will pay to Stanford a noncreditable, nonrefundable license issue royalty of $[***] upon signing this Agreement.

7.2

Equity Interest. As further consideration, Annexon will grant to Stanford shares of preferred stock in Annexon upon closing of the first bona fide financing event raising at least $[***] from one or more venture capital firms. When issued, those shares will represent stock in Annexon on a Fully Diluted Basis that equals a post financing value equal to $[***]. Annexon agrees to provide Stanford

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with the capitalization table upon which the above calculation is made. Annexon will issue [***]% of all shares pursuant to this Section 7.2 and Section 7.3 directly to and in the name of the inventors listed below; Stanford will provide the inventor allocation later.

[***]

7.3	Anti-Dilution Protection. The anti-dilution terms will be stipulated in the Series A financing and will not be any different from any other preferred equity shareholders.

7.4

[***]% Purchase Right. In any private offering of Annexon’s equity securities for cash (or in satisfaction of debt issued for cash), Stanford may purchase for cash up to [***]% of the securities issued in such offering. This right will expire following the first round of bona fide equity investment in Annexon from a single or group of investors which either (i) is at least $[***] in size or (ii) involves the sale to outside investors of at least [***]% of the shares outstanding after such round on a Fully-Diluted Basis, but will apply to all shares to be issued in such round. This right is in addition to Stanford’s rights under Section 7.3.

7.5

Future Offerings. In any private offering of Annexon’s equity securities in exchange for cash (or in satisfaction of debt issued for cash), Stanford may purchase for cash that percentage of the securities issued in such offering as is equal to Stanford’s percentage ownership of Annexon’ outstanding shares immediately prior to the closing of such offering, on a Fully Diluted Basis, and such purchase shall be subject to the same terms and conditions as other investors in such offering (as described in and subject to Section 7.6 below). This right is in addition to Stanford’s rights under Section 7.4. If both Section 7.4 and this 7.5 apply to an offering, the provision granting Stanford the greater purchase rights will govern.

7.6

Purchase Terms and Procedure, Exceptions; Public Offering. In any offering subject to Section 7.4 or 7.5, (i) Stanford’s purchase right shall be on the same terms as the other investors in the financing in question, except that Stanford [***], (ii) Annexon will give Stanford notice of the terms of the offering, and Stanford may elect to exercise its right of purchase, in whole or in part, by notice given to Annexon within [***] after receipt of Annexon’s notice and (iii) if Stanford elects not to purchase, or fails to give an election notice within such

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period, Stanford’s purchase right will not apply to the offering if (and only if and to the extent) it is consummated within [***] days on the same or less favorable (to the investor) terms as stated in Annexon’s notice to Stanford. Stanford’s rights under Sections 7.4 and 7.5 will not apply to the issuance of stock to founders, employees and other service providers pursuant to a plan or grant approved by Annexon’s board of directors, or to shares issued as additional consideration in lending or leasing transactions In the event of the closing of a firm commitment underwritten public offering, the rights granted in Sections 7.4 and 7.5 will terminate (in addition to any earlier termination pursuant to their terms) immediately before such closing.

7.7

Repurchase Obligation. If Stanford is to conduct any clinical trial on behalf of Annexon or any agent of Annexon, Annexon will repurchase all Stanford’s equity interest in Annexon. Annexon cannot begin any such trial until Stanford no longer holds any equity interest in Annexon. The repurchase price for any such equity interest will be the affair market value for that equity at the time Annexon and Stanford enter into a definitive agreement under which any such clinical research will be performed. Fair market value of publicly traded equity instruments will be determined by taking [***]. Fair market value of non-public equity instruments will be at least as high as the greater of: [***]

7.8	License Maintenance Fee. Annexon will pay Stanford a yearly license maintenance fee of:

(A)	$[***] on the [***] of the Effective Date;

(B)	[***] on the [***] of the Effective Date and each [***] thereafter until the earlier of [***] or the [***] of the Effective Date; and then

(C)	$[***] thereafter.

(D)	Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.12.

7.9	Milestone Payments. Annexon will pay Stanford the following one-time milestone payments:

(A)	Annexon raising $[***] in funding or [***], whichever occurs

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earlier	$[***];

(B)	For the first Licensed Product that achieves the following:

[***]

(C)	It is understood that the total amounts due under this Section 7.9 shall not exceed $[***] in the aggregate.

7.10	Earned Royalty.

(A)	Annexon will pay Stanford earned royalties on Net Sales as follows [***]% on Net Sales of a Licensed Product.

(B)

No royalty shall be payable under this Section 7.10 with respect to the sale of units of Licensed Products among Annexon, its Affiliates, and sublicensees, provided that royalties shall be due with respect to the subsequent resale of such units of Licensed Products to non-Affiliate third parties.

(C)

In the event that a Licensed Product is sold for a single combined price with another product, component, or service that would not be a Licensed Product if sold or used separately, then Net Sales from such combination sales for purposes of calculating the amounts due under this Section 7.10 shall be reasonably allocated, as determined in good faith by Annexon and Stanford, between such Licensed Product and such other product, components, and services based upon their relative importance, value, cost and proprietary protection as commercially reasonable. If Annexon and Stanford have not agreed upon such allocation or fair market value, respectively, either party shall have the right to submit the matter for resolution by binding arbitration in accordance with Article 18 below.

(D)

No more than one royalty shall be due with respect to a sale of a unit of a particular Licensed Product under this Agreement. No multiple royalties shall be payable because any Licensed Product, or its manufacture, sale or use is covered by more than one Valid Claim.

7.11

Earned Royalty if Annexon Challenges the Patent. Notwithstanding the above, should Annexon bring an action seeking to invalidate any Licensed Patent, Annexon will pay royalties to Stanford [***]. Moreover, should the outcome of such action determine that any claim of a patent challenged by Annexon is both valid and infringed by a Licensed Product, Annexon will pay royalties [***].

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7.12	Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.

For	example:

(A)

if Annexon pays Stanford a $10 maintenance payment for year Y, and according to Section 7.10 $15 in earned royalties are due Stanford for Net Sales in year Y, Annexon will only need to pay Stanford an additional $5 for that year’s earned royalties.

(B)

if Annexon pays Stanford a $10 maintenance payment for year Y, and according to Section 7.10 $3 in earned royalties are due Stanford for Net Sales in year Y, Annexon will not need to pay Stanford any earned royalty payment for that year. Annexon will not be able to offset the remaining $7 against a future year’s earned royalties.

7.13

Obligation to Pay Royalties. A royalty is due Stanford under this Agreement for any activity conducted under the licenses granted. For convenience’s sake, the amount of that royalty is calculated using Net Sales. Nonetheless, if certain Licensed Products are made, used, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, Annexon will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.

7.14	No Escrow. Annexon shall not pay royalties into any escrow or other similar account.

7.15

Currency. Annexon will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Wall Street Journal foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Annexon will make royalty payments to Stanford in U.S. Dollars.

7.16	Non-U.S. Taxes. Annexon will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

7.17	Interest. Any payments not made when due will bear interest at the lower of (a) [***] or (b) the maximum rate permitted by law.

8	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

8.1

Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product, Annexon will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within [***] days after the end of each calendar quarter. This report will be in the form of Appendix B

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and will state the [***] during the completed calendar quarter. With each report Annexon will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.10).

8.2

No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent brought by Annexon is successful, Annexon will have no right to recoup any royalties paid before or during the period challenge.

8.3

Termination Report. Annexon will pay to Stanford all applicable royalties and submit to Stanford a written report within [***] days after the license terminates. Annexon will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.

8.4

Accounting. Annexon will maintain records showing manufacture, importation, sale, and use of a Licensed Product for [***] years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.5	Audit by Stanford. Annexon will allow Stanford or its designee to examine Annexon’s records to verify payments made by Annexon under this Agreement.

8.6

Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of [***]% or more for the period being audited, Annexon will pay the audit costs.

8.7

Self-audit. If Annexon conducts an independent audit of sales and royalties due from a sublicensee for a [***] in which [***] sales of Licensed Product are over $[***], then to the extent the audit will address, the amount of gross sales by or on behalf of Annexon’s sublicensee during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of the Annexon, Annexon will submit the auditor’s report promptly to Stanford upon completion and acceptance by Annexon. As between the parties, Annexon [***] of the audit.

9	WARRANTIES.

As of the Effective Date, Stanford’s Office of Technology Licensing (OTL) confirms to Annexon that (i) Stanford has an assignment to the Licensed Patents; and (ii) Stanford has not previously granted, and will not grant, any rights to the Licensed Patents that are inconsistent with the rights and licenses granted to Annexon under this Agreement; and (iii) Stanford is not aware of any claim that a third party is an owner or co-inventor of any of the Licensed Patents.

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10	EXCLUSIONS AND NEGATION OF WARRANTIES

10.1

Negation of Warranties. Except as provided in Article 9, Stanford provides Annexon the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose,

(B)	of non-infringement or

(C)	arising out of any course of dealing.

10.2	No Representation of Licensed Patent. Annexon also acknowledges that Stanford does not represent or warrant:

(A)	the validity or scope of any Licensed Patent, or

(B)	that the exploitation of Licensed Patent will be successful.

11	INDEMNITY

11.1

Indemnification. Annexon will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Annexon under this Agreement or the breach of this Agreement by Annexon, other than claims arising out of a breach by Stanford of this Agreement.

11.2

No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, indirect expectation punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

11.3	Workers’ Compensation. Annexon will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

11.4

Insurance. During the term of this Agreement Annexon will maintain Comprehensive General Liability Insurance with a reputable and financially secure insurance carrier to cover the activities of Annexon, its Affiliates and its sublicensees. The insurance will provide minimum limits of liability of [***] and will include [***].

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This minimum will be increased to [***] and Annexon will add Product Liability Insurance [***] month before the introduction of a Licensed Product into humans. Insurance must cover claims [***] and must be placed with carriers with ratings of at least [***]. Within [***] days of the Effective Date of this Agreement, Annexon will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. Annexon will provide to Stanford [***] days prior written notice of cancellation or material change to this insurance coverage. Annexon will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of Annexon will be primary coverage; insurance of [***] will be excess and noncontributory.

12	EXPORT

Annexon and its Affiliates and sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, “licensed commodities” means any article, material or supply but does not include information; and “technical data” means tangible or intangible technical information that is subject to US export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the US Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Annexon hereby gives written assurance that it will comply with, and will cause its affiliates and sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its affiliates or sublicensees, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation.

13	MARKING

Before any Licensed Patent issues, Annexon will mark Licensed Product with the words “Patent Pending.” Otherwise, Annexon will mark Licensed Product with the number of any issued Licensed Patent.

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14	NAMES AND MARKS

Annexon will not identify Stanford in any promotional statement, or otherwise use the name of any Stanford faculty member, employee, or student, or any trademark, service mark, trade name, or symbol of Stanford or Stanford Hospitals and Clinics, including the Stanford name, unless Annexon has received Stanford’s prior written consent. Permission may be withheld at Stanford’s sole discretion. Notwithstanding the above, Annexon will have the rights to disclose that it has licensed the Licensed Patents from Stanford to any shareholders, and potential or actual employees, consultants, investors, business partners, collaborators or contract service organizations of Annexon as is reasonable and customary for purposes of describing its business.

15	PROSECUTION AND PROTECTION OF PATENTS

15.1

Patent Prosecution. Annexon will be responsible for and control preparing, filing, and prosecuting broad patent claims (including any interference or reexamination actions) for Stanford’s benefit in the Licensed Territory and for maintaining all Licensed Patents. Stanford will be notified before taking any substantive actions in prosecuting the claims, and Stanford will have final approval on how to proceed with any such actions. To aid Annexon in this process, Stanford will provide information, execute and deliver documents and do other acts as Annexon shall reasonably request from time to time. Annexon [***]. The parties will agree from time to time as to which countries the Licensed Patents will be filed and maintained, it being understood that except as so agreed, Annexon shall not be obligated to prosecute or maintain Licensed Patents in jurisdictions other than the [***]. It is understood that, the parties will mutually agree upon counsel to prosecute the Licensed Patents; thereafter upon request by Annexon the Parties shall replace such counsel with alternative counsel reasonably approved by Annexon.

15.2

Patent Costs. Within [***] days after receiving a statement from Stanford, Annexon will reimburse Stanford for all Licensed Patent’s patenting expenses incurred by Stanford after the Effective Date. In all instances, Stanford will pay the fees prescribed for [***] to the United States Patent and Trademark Office.

15.3

Patent Enforcement. Under the license, Annexon (itself or through its designee) will have the first right, but not the obligation, to seek to remove or remedy any third party infringement of the Licensed Patents so long as it conforms with the requirements of this section and Annexon is [***]. Annexon will keep Stanford reasonably apprised of all material developments in the suit, and will seek Stanford’s input on any substantive submissions or positions taken in the litigation regarding the

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scope, validity and enforceability of the Licensed Patents. Annexon will not prosecute, settle or otherwise compromise any such suit in a manner that materially adversely affects Stanford’s interests without Stanford’s prior written consent, which consent shall not be unreasonably withheld or delayed. Stanford may be named as a party in any suit only if:

(A)	Stanford is not the first named party in the action; and

(B)	the pleadings and any public statements about the action state that Annexon is pursuing the action and that Annexon has the right to join Stanford as a party.

15.4	Recovery. If Annexon brings suit against or settles with a third party infringer, then any recovery in excess of any unrecovered litigation costs and fees will be shared with Stanford as follows:

(A)	Any payment for past sales will be [***], and Annexon will pay Stanford [***]; and

(B)	Any payment for future sales [***].

15.5	Joint Suit. If Stanford and Annexon so agree, they may institute suit jointly. If so, they will:

(A)	prosecute the suit in both their names;

(B)	bear the out-of-pocket costs equally or as otherwise agreed;

(C)	share any recovery or settlement equally or as otherwise agreed; and

(D)	agree how they will exercise control over the action.

15.6

Stanford Suit. If Annexon does not institute a suit per Section 15.3, Stanford may institute suit, and may name Annexon as a party for standing purposes. If Stanford decides to institute suit, it will notify Annexon in writing at least [***] days before initiating such suit. If Annexon does not notify Stanford in writing that it desires to jointly prosecute the suit within [***] days after the date of the notice, Annexon will assign and hereby does assign to Stanford all rights, causes of action, and damages resulting from the alleged infringement. Stanford will bear the entire cost of the litigation and will retain the entire amount of any recovery or settlement.

15.7

Abandonment of Suit. If either Stanford or Annexon commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after Stanford and Annexon agree on the sharing of expenses and any recovery in the suit. For such purposes to “abandon” a suit means to abandon such suit with prejudice and without any settlement agreement with the adverse party.

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16	TERMINATION

16.1

Termination by Annexon. Annexon may terminate this Agreement, in its entirety or as to a particular Licensed Patent or Licensed Product, by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by Annexon. In the event of a termination of this Agreement with respect to a particular Licensed Patent, the same shall cease to be a Licensed Patent in such country for all purposes of this Agreement, and similarly if this Agreement is terminated as to a particular Licensed Product, the same shall cease to be a Licensed Product for all purposes of this Agreement.

16.2	Termination by Stanford.

(A)	Subject to Section 18, Stanford may also terminate this Agreement if Annexon:

(1)	is delinquent on any report or payment;

(2)	is not diligently developing and commercializing Licensed Product in accordance with Section 6.1 above;

(3)	misses a milestone described in Appendix A;

(4)	is in breach of any provision; or

(5)	provides any false report.

(B)	Subject to Article 18 below, termination under this Section 16.2 will take effect 45 days after written notice by Stanford unless Annexon remedies the problem in that 45-day period.

16.3	Surviving Provisions. Surviving any termination or expiration are:

(A)	Annexon’s obligation to pay royalties accrued or accruable prior to the termination;

(B)	any claim of Annexon or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C)	the provisions of Articles 8, 10, 11 and 12 and to the extent such provision by its nature is intended to survive.

(D)

Sublicenses existing at the time of termination shall survive, subject to Section 4.3(E) above, and provided that the sublicensee agrees to enter into a license agreement with Stanford on the same terms and conditions as are set forth in this Agreement, except that the scope of the sublicensee’s rights

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with respect to the Licensed Patents shall not be broader than as set forth in its Sublicense with Annexon, and Sections 7.2, 7.3 and 4.6 above shall not apply to the sublicensee. In the event of a dispute between the sublicensee and the Stanford regarding the retention by the sublicensee of its rights, or the terms of the agreement between Stanford and the sublicensee shall be determined by arbitration under Article 18 below. Any obligations satisfied by Annexon prior to such termination (for example, satisfaction of milestone payments under Section 7.9) shall be deemed to have been satisfied for purposes of the agreement between Stanford and the sublicensee.

17	ASSIGNMENT

The Agreement may not be assigned without the prior written consent of the other party, but no consent will be required for any assignment by Annexon to an Affiliate, or in connection with any merger, acquisition, reorganization or transfer of all or substantially all of Annexon’s stock, assets or business to which the Agreement relates. If Stanford has realized a gain of at least [***] in cash or securities from a liquidation event of Annexon stock , then no assignment fee is due hereunder. Otherwise Annexon will pay to Stanford [***] upon an assignment to a third party. Upon a permitted assignment of this Agreement, Annexon will be released of liability under this Agreement and the term “Annexon” in this Agreement will mean the assignee.

18	ARBITRATION

18.1

Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement, or the interpretation, enforcement, breach or validiy of this Agreement will be settled by arbitration in accordance with the JAMS Arbitration Rules and Procedures.

18.2

Request for Arbitration. Either party may request such arbitration. Stanford and Annexon will mutually agree in writing on a third party arbitrator within [***] days of the arbitration request; and if the parties cannot agree within such time, the arbitrator shall be selected in accordance with the applicable JAMS rules for such selection (or if none are so applicable, by the Chief Executive Officer of JAMS). The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

18.3

Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court; provided that the arbitrator may limit the scope, time, and issues involved in discovery. In the event of a dispute as to whether this Agreement has been breached or may be terminated under Article 16, the Agreement shall not be terminated unless the arbitrator determines in a written decision delivered to the parties under this Article 18 that this Agreement

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was materially breached, and the breaching Party fails to cure such breach within [***] days after such determination, or if not curable during such period, within a reasonable period to be determined by the arbitrator. The parties shall use their best efforts to ensure that a written decision by the arbitrator is provided within [***] days of any notice of termination per Article 16. If the arbitrator is not selected within [***] days from written notice, the Agreement may be terminated provided that Stanford has used its best efforts to facilitate such selection within such time period.

18.4	Place of Arbitration. The arbitration will be held in San Francisco, California unless the parties mutually agree in writing to another place.

18.5

Patent Validity. Any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, California, and the parties agree not to challenge personal jurisdiction in that forum.

19	NOTICES

19.1	Legal Action. Annexon will provide [***]. Annexon will include [***].

19.2	All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to Annexon are mailed to:

Name: [***]

Address: P.O. Box 610098

Redwood City

California, USA 94061

Email: [***]

All financial invoices to Annexon (i.e., accounting contact) are e-mailed to:

Name: [***]

Email: [***]

All progress report invoices to Annexon (i.e., technical contact) are e-mailed to:

Name: [***]

Email: [***]

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All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

[***]

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

[***]

Either party may change its address with written notice to the other party.

20	MISCELLANEOUS

20.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

20.2

Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

20.3

Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Annexon submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Annexon or constitutes an inconvenient or improper forum.

20.4	Headings. No headings in this Agreement affect its interpretation.

20.5

Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

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The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature	/s/ Katharine Ku
Name	Katharine Ku
Title	Director, Technology Licensing
Date	Nov 21, 2011

ANNEXON, INC.

Signature	/s/ Arnon Rosenthal PhD
Name	Arnon Rosenthal PhD
Title	President
Date	Nov 21, 2011

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APPENDIX A

Diligence Milestones

[***]

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APPENDIX B

SAMPLE REPORTING FORM

[***]

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